UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: August 5, 2005
(Date of earliest event reported: August 5, 2005)

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1263 Lake Plaza Drive Suite A, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Item 2.02: Results of Operations and Financial Condition.
On August 5, 2005 the Company posted to its website a presentation of the Review of Financial Results of Operations and Financial Condition as of and for the period ended June 30, 2005, as a complementary presentation of its Form 10-Q and Earnings Release. The presentation may be accessed free of charge at www.centurycasinos.com, under the Investor Relations heading.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                   Century Casinos, Inc.
                   (Registrant)

Date: August 5, 2005                                      By : /s/ Larry Hannappel
                                      Larry Hannappel, Senior Vice President